                                                                   Exhibit 10.24


                                                                  EXECUTION COPY

                  NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      This Northern Border Transition Services Agreement ("Agreement") is made and entered into as of this 17th day of November, 2004, by and between ONEOK, Inc., an Oklahoma corporation ("ONEOK"), and CCE Holdings, LLC, a Delaware limited liability company ("CCE"). ONEOK and CCE are referred to herein individually as a "Party", and collectively as the "Parties".

                              W I T N E S S E T H:

      WHEREAS, commencing on December 2, 2001, Enron Corp., an Oregon corporation ("Enron"), and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code; and

      WHEREAS, Enron, Enron Operations Services, LLC, a Delaware limited liability company, Enron Transportation Services, LLC, a Delaware limited liability company, EOC Preferred, L.L.C., a Delaware limited liability company (referred to collectively as the "Enron Parties"), CrossCountry Energy, LLC ("CrossCountry"), CrossCountry Energy Corp., a Delaware corporation, and CrossCountry Citrus Corp., a Delaware corporation, are parties to that certain Amended and Restated Contribution and Separation Agreement, dated as of March 31, 2004, as amended on the date hereof (as the same may be amended and supplemented from time to time, the "Contribution and Separation Agreement"); and

      WHEREAS, as a mutual condition to closing under the Contribution and Separation Agreement, Enron and CrossCountry entered into that certain Transition Services Agreement (as amended, the "TSA") and that certain Transition Services Supplemental Agreement (as amended, the "TSSA"), both dated as of March 31, 2004, as amended on March 31, 2004 and as of the date hereof, under which Enron and CrossCountry agreed, subject to certain conditions, to provide and transfer, if appropriate, certain services between Enron and its Affiliates and CrossCountry and its Affiliates for a specific period of time as set forth in the TSA and the TSSA; and

      WHEREAS, the Enron Parties and CCE entered into a Purchase Agreement, dated as of June 24, 2004, as amended by that certain Amendment No. 1 to Purchase Agreement dated September 1, 2004, and Amendment No. 2 to Purchase Agreement dated November 11, 2004, whereby CCE agreed to purchase 100% of the membership interests of CrossCountry; and

      WHEREAS, CCE and ONEOK entered into a Purchase Agreement, dated as of September 16, 2004 (the "ONEOK Purchase Agreement"), whereby ONEOK agreed to purchase the common stock of Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains"), and NBP Services Corporation, a Delaware corporation ("NBP Services"), or the ownership interests in limited liability companies into which such common stock may be converted; and

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      WHEREAS, ONEOK agreed to provide, or cause the provision of, certain transition services to Enron as required by the TSA, TSSA and this Agreement and to provide, or cause the provision of, certain transition services to CCE; and

      WHEREAS, CCE agreed to provide, or cause the provision of, certain transition services to Northern Plains and NBP Services (referred to collectively as the "Transfer Group Companies") and the Northern Border Companies, as required by the TSA, the TSSA and this Agreement; and

      WHEREAS, CCE agreed to request, and use commercially reasonable efforts to have the request honored, that Enron provide all transition services to be performed for the Transfer Group Companies and/or the Northern Border Companies as required by the TSA, the TSSA and this Agreement; and

      WHEREAS, CCE and ONEOK agreed in the ONEOK Purchase Agreement to memorialize the understandings regarding the provision of transition services in agreements entitled Northern Border Transition Services Agreement and Northern Border Transition Services Supplemental Agreement, however the Parties agree to memorialize such understandings in this Agreement.

      NOW THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I.
                             SERVICES TO BE PROVIDED

      1.01 Transition Services to Be Provided to the Transfer Group Companies and the Northern Border Companies.

      (a) Subject to Section 2.02(c), CCE will provide, or cause the provision of, transition services, in the following categories to the Transfer Group Companies and the Northern Border Companies or their respective successors and assigns as required by this Agreement during the Term on the terms and conditions set out in this Agreement including specifically, but not by way of limitation, the service standard set out in Article II:

            (i) Technical, support, pipeline integrity management and other services as described on Schedule 1.01(a)(i).

            (ii) Accounts Payable, including document imaging, invoice processing, payment voids in SAP, other support and usage of the Envision system. Usage of the Envision system includes access to the imaged invoices and documents used in conjunction with the accounting system. This service includes the ability to store imaged documents related to payables and to recall those documents for documentation and research purposes.

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

            (iii) Information technology, infrastructure (both hardware and software), and disaster recovery expertise and assistance, including the support required for the services and systems described in Schedule 1.01(a)(i) and otherwise necessary to provide the services in this Section 1.01(a). The Parties acknowledge that disaster recovery from HotTap and Operations environments will not be available during certain periods of the Term of the Agreement.

            (iv) Floor space for servers and other such information technology equipment and related administrative services, including operation, management, maintenance services and the floor space necessary at Planet in Dallas, Texas.

            (v) Supervision of outside auditors in completing 2004 testing requirements of Sarbanes-Oxley Act of 2002 through March 31, 2005.

            (vi) Corporate secretary services related to the services provided in this Section 1.01(a) through December 31, 2004.

            (vii) Website support for informational postings and customer activities.

            (viii) Pay and Data Services. Historical employee payroll and benefits information and reports.

            (ix) Notwithstanding Article III, from the date of this Agreement though March 31. 2005, office space, office equipment and related services at 4 Houston Center or other facility for any Transfer Group Companies employees currently located at such facility, which shall be equivalent in quality to such space, equipment and related services as currently utilized by such employee.

            (x) All types of IT transition work to transition/migrate from Enron and CCE to ONEOK, the Transfer Group Companies and the Northern Border Companies the data, applications, systems and infrastructure of the Transfer Group Companies and the Northern Border Companies associated with and supporting the following areas: Finance and Accounting, Procurement, IT, Tax, HR, Facilities, Infrastructure, Records Management, Operations, Commercial, Market Services, Communications, Regulatory Affairs and Legal. All services under this Section 1.01(a)(x) shall be performed in accordance with Section 1.04 of this Agreement.

      (collectively, the "CCE Services").

      (b) CCE will request, and use commercially reasonable efforts to have such request honored, that Enron provide any and all transition services in the following categories to be performed for the benefit of the Transfer Group Companies and/or the

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

Northern Border Companies or their respective successors and assigns during the Term on the terms and conditions set out in this Agreement including specifically, but not by way of limitation, the service standard set out in
Article II:

            (i) IT (including Telephony) services, access (e.g., e-mail service, network access and administrative support, internet access, and help desk support) and related services including:

                  -     Workstation Image Management
                  -     Security Administration
                  -     Server Support
                  -     Messaging
                  -     Voice Communications (e.g., conference bridge, handsets)
                  -     Network Communications (e.g., VSAT services)
                  -     Video conferencing
                  -     Network Communications - Direct
                  -     EC Outlook
                  -     Administrative/EPSC
                  - Pass Throughs (e.g., Long Distance, Pagers, 800, dedicated circuits, WAN)
                  - Reasonable access for ONEOK, Inc., Northern Plains, NBP Services, and Pan Border employees, agents and authorized representatives, to networks, applications and data center facilities (other than any human resources information technology) of Enron and its Affiliates (the "Enron Systems"). The obligation to provide such access will be subject to the satisfaction of Enron and CCE, in their sole discretion, that sufficient firewalls and other systems, procedures and information technology are in effect to maintain the security and integrity of the Enron Systems, including protection against unauthorized access to the information contained therein. In the event of the termination of any employee, agent, authorized representative or designee of ONEOK, Northern Plains, NBP Services, and Pan Border that was permitted access to the Enron Systems, ONEOK agrees to promptly, and in any event no later than twenty-four (24) hours following such termination, (x) notify CCE and Enron of (i) the name of such terminated employee, agent, authorized representative or designee, and (ii) the Enron Systems to which such terminated employee, agent, authorized representative or designee had access; and (y) take such actions as are necessary to prevent unauthorized access by such terminated employee, agent, authorized representative or designee to the Enron Systems. ONEOK agrees to indemnify CCE and its Affiliates from any failure of ONEOK, Northern Plains, NBP Services and Pan

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

                        Border employees, agents and authorized representatives to comply with the obligations in the preceding sentence. Notwithstanding the foregoing, (A) Enron's obligation to provide ONEOK, Northern Plains, NBP Services and Pan Border employees, agents, authorized representatives and designees reasonable access to the Enron Systems is subject to any limitations or restrictions contained in any license, software agreement or similar agreement applicable to the provision of Enron Services, and (B) such reasonable access shall be limited to the infrastructure of the Enron Systems as it currently exists on the date hereof and as it may be modified from time to time by Enron in its sole discretion. Enron and CCE shall have no obligation to enhance the infrastructure of the Enron Systems (including, but not limited to, enhanced connectivity or additional communication lines). Any such enhancement shall be effected by Enron in its sole discretion and shall be governed by a project work description to be mutually agreed upon by Enron and CCE.

            (ii) SAP Usage and ISC Support. Usage rights and support to the SAP system and the related accounting systems, 1099 reporting, accounting services and infrastructure and support features.

            (iii) Off-site and on-site storage of the Transfer Group Companies'
                  and Northern Border Companies' documents and records.

            (iv) Floor space for servers and other such information technology equipment located at the Ardmore Data Center as of the Closing Date, and related administrative services, including operation, management and maintenance services.

            (v) Cash management services, services related to cash management as more specifically set forth on Schedule 1.01(b)(vi).

            (vi) All types of IT transition work to transition/migrate from Enron and CCE to ONEOK, the Transfer Group Companies and the Northern Border Companies the data, applications, systems and infrastructure of the Transfer Group Companies and the Northern Border Companies associated with and supporting the following areas: Finance and Accounting, Procurement, IT, Tax, HR, Facilities, Infrastructure, Records Management, Operations, Commercial, Market Services, Communications, Regulatory Affairs and Legal. All services under this Section 1.01(b)(vi) shall be performed pursuant to Section 1.04 of this Agreement.

            (vii) The use of automated expense reporting on Concur XMS system for processing expense reports.

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

            (viii) Access to and support of Vertex software.

(collectively, the "Enron Services").

      1.02 Transition Services to Be Provided to Enron and CCE. ONEOK will provide, or cause to be provided, technical expertise and assistance, including but not limited to pipeline integrity, pipeline safety, environmental compliance, engineering and construction safety and compliance audits and related technical support services as described on Schedule 1.02 ("ONEOK Services") to Enron and CCE or their respective successors and assigns during the Term on the terms and conditions set out in this Agreement, including specifically, but not by way of limitation, the service standard set out in
Article II.

      1.03 Commitment to Take and Pay for Transition Services. During the Term of this Agreement, (a) with respect to Transition Services (as defined below) that are priced on a fixed, monthly basis, the Purchaser (as defined below) shall take and pay for such Transition Services that were actually made available by the Provider (as defined below), without any setoff or deduction, except as provided in Sections 1.05, 4.02 and 4.04 hereof, and (b) with respect to Transition Services that are priced on a variable or hourly basis, such Transition Services shall be paid for by Purchaser on an "as requested and provided" basis according to the rate per hour set forth on Schedule 1.03, plus out-of- pocket expenses. Each Party taking and paying for Transition Services is referred to hereinafter as a "Purchaser". Each Party providing a Transition Service is referred to hereinafter as a "Provider". For the avoidance of doubt, the definitions of Purchaser, Provider, Party and Parties do not include Enron or its successors or assigns as permitted under the TSA or the TSSA. The CCE Services, the Enron Services and the ONEOK Services are collectively referred to herein as the "Transition Services".

      1.04 Additional Transition Services as Requested. After the date hereof, either Party can request that the other Party provide additional services according to the rate per hour set forth on Schedule 1.03, plus out-of-pocket expenses pursuant and subject to the terms and conditions of this Agreement. Each Party agrees to provide such services as reasonably requested and as personnel are reasonably available, provided, however, no such request will result in any obligation of any Party unless and until both Parties sign a written amendment to this Agreement providing for the requested additional service. Notwithstanding the foregoing, in the event that ONEOK requests services in connection with Sections 1.01(a)(x) or 1.01(b)(vi) (as scheduled in Schedule 1.06(b)) and such services cannot be adequately provided by personnel involved with providing services hereunder, then the Parties shall cooperate in good faith in determining the scope, timeline and cost, which upon ONEOK's agreement shall be at ONEOK's expense, related to such requested services.

      1.05 Use of Facilities. The Purchaser acknowledges and agrees that the use of the Provider's facilities by the Purchaser does not constitute a leasehold interest in favor of the Purchaser. The Purchaser further agrees that it shall use the facilities in a reasonably efficient manner. To the extent that the Purchaser operates the space in a manner that materially increases the Provider's or Enron's facilities costs, the Purchaser

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

acknowledges that the Provider reserves the right to seek reimbursement for the excess costs of such practices. The Purchaser shall keep the Provider's, or Enron's, as applicable, facilities in reasonably good order, not commit or permit any material waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of the Provider's or Enron's, as applicable, standard policies and procedures as in effect from time to time, including procedures for the physical security of the facilities. The Purchaser shall permit the Provider or Enron and their respective agents to enter into those portions of the Provider's facilities occupied by the Purchaser's staff at any time to perform facilities-related services. The Purchaser shall not make any material improvements or changes involving structural, mechanical or electrical alterations to the facilities without the Provider's or Enron's, as applicable, prior written approval. Upon termination or expiration of this Agreement or all of the facilities-related Transition Services pursuant to Section 3.02 hereof, the Purchaser shall return the Provider's or Enron's, as applicable, facilities to the Provider in substantially the same condition as when the Purchaser began using such locations, ordinary wear and tear excepted.

      1.06  Compensation.

      (a)   As compensation for the ONEOK Services set forth on
Schedule 1.06(a), CCE will pay ONEOK the Monthly Costs as set forth on Schedule 1.06(a) (the "ONEOK Fee"). Schedule 1.06(a) will contain a list of each individual ONEOK Service to be provided under Section 1.02.

      (b) As compensation for the CCE Services set forth on Schedule 1.06(b), ONEOK will pay CCE the Monthly Costs as set forth on Schedule 1.06(b) (the "CCE Fee"). As compensation for the Enron Services set forth on Schedule 1.06(b), ONEOK will pay CCE the Monthly Costs as set forth on Schedule 1.06(b) under Enron Services (the "Enron Fee"). Schedule 1.06(b) will contain a list of each individual CCE Service and Enron Service to be provided under Section 1.01.

      (c) The compensation to be paid and the terms of billing and payment for any additional service agreed upon pursuant to Section 1.04 of this Agreement shall be included in any written amendment to this Agreement providing for such additional service.

      1.07 W-2s, Labor Distribution, Payroll and Benefit Data. CCE will request and use its commercially reasonable efforts to have such request honored, that Enron, at ONEOK's sole cost, provide the data for W-2s, labor distribution, payroll and benefits for the Transfer Group Companies for all pay periods up to and including December 31, 2004.

      1.08 Indemnification. The provision of CCE Services may require consents, waivers, or approvals from certain third parties under Permits and Contracts to which CCE or any of its Affiliates is a party or is otherwise subject to enable CCE to provide CCE Services to ONEOK, the Transfer Group Companies and/or the Northern Border Companies (such Permits and Contracts being the "Third Party Agreements"). Until the

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

date that is thirty (30) days after the date hereof, at the request and sole expense of ONEOK, CCE agrees to cooperate reasonably with ONEOK and use commercially reasonable efforts to seek such consents, waivers or approvals necessary to allow CCE to utilize the services provided under such Third Party Agreements to provide CCE Services to ONEOK, or to seek standstill agreements pursuant to which such third parties would agree not to take any adverse actions against CCE or any of its Affiliates, or ONEOK or any of its Affiliates, under the Third Party Agreements as a result of CCE's provision of CCE Services. If such consents, waivers, approvals, or standstill agreements are not obtained, or are not reasonably satisfactory to CCE in its sole discretion, then CCE shall not be obligated to provide the CCE Services to which such consents, waivers, approvals or standstill agreements relate, effective as of the later of (i) the date thirty (30) days after the date hereof and (ii) if applicable, the expiration of a standstill agreement, and in each case CCE shall have no further liability to ONEOK with regard thereto, notwithstanding anything to the contrary contained herein. Notwithstanding any limitations on indemnification contained herein (including, without limitation, the last sentence of Section 11.06) and in the ONEOK Purchase Agreement (including, without limitation, the provisions of Article X), ONEOK hereby agrees to indemnify the Seller Indemnified Parties against, and hold them harmless from, any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys', accountants' or other fees and expenses), including consequential, exemplary, special and punitive damages and lost profits, incurred by the Seller Indemnified Parties and arising, directly or indirectly, out of CCE's utilization of the services provided under the Third Party Agreements to provide CCE Services to ONEOK.

                                  ARTICLE II.
                                SERVICE STANDARD

      2.01 Standard of Care; Limited Warranty. Subject to Section 2.02(c), the CCE Services and ONEOK Services shall be performed with a degree of skill, diligence and prudence with which the Provider (or its predecessor-in-interest), its Affiliates and their respective personnel have performed such services for the Purchaser or Enron, as applicable, subsequent to December 2, 2001 and prior to March 31, 2004 and shall be of substantially equivalent quality. In addition, subject to Section 2.02(c), the CCE Services and ONEOK Services shall be performed with at least the same level of skill, diligence, prudence and quality as the Provider utilizes in performing similar services for its Affiliates. With respect to the Enron Services, CCE will request, and use commercially reasonable efforts to have such request honored, that Enron perform such Enron Services (i) with a degree of skill, diligence and prudence with which Enron, its Affiliates and their respective personnel have performed such services for the Transfer Group Companies subsequent to December 2, 2001 and prior to March 31, 2004 and that such Enron Services shall be of substantially equivalent quality, and (ii) with at least the same level of skill, diligence, prudence and quality as Enron utilizes in performing similar services for its Affiliates. THE PRECEDING IS THE ONLY WARRANTY CONCERNING THE TRANSITION SERVICES AND ANY RESULTS, WORK PRODUCT OR PRODUCTS RELATED THERETO, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS EXPRESSED OR

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THE LEVEL OF COMPENSATION THE PARTIES HAVE AGREED TO ACCEPT IS PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

      2.02  Consequences of Breach or Non-Performance.

      (a) The Purchaser shall promptly notify the Provider of any failure by the Provider to perform one or more of the Transition Services in accordance with the terms of this Agreement. In the event that the Provider (a) does not cure such non-performance within ten (10) Business Days of the receipt of such notice (the "Cure Period"), or (b) has not performed a particular Transition Service in accordance with the terms of this Agreement for thirty (30) Business Days in the aggregate, then the Purchaser may terminate such Transition Service(s) by delivering notice to the Provider and the Provider shall be obligated to pay to the Purchaser liquidated damages as set forth in Section
2.03 hereof. No liquidated damages shall be payable by the Provider with respect to non-performance before or during any Cure Period, however, the Purchaser shall receive a pro-rata reduction in the fees payable by the Purchaser for the period of time, including the Cure Period, for which the Provider failed to perform its obligations.

      (b) Notwithstanding anything to the contrary in this Agreement, including Section 2.02(a) above, ONEOK shall promptly notify CCE of any failure of Enron or its Affiliates to perform one or more of the Enron Services in accordance with the terms of this Agreement. CCE shall request, and shall use commercially reasonable efforts to have such request honored, that Enron cure such non-performance; provided, however, that CCE shall not be required to cure such non-performance by Enron or its Affiliates nor shall CCE be liable for any damages (including any liquidated damages referred to in this Agreement) caused by such non-performance by Enron or its Affiliates, as long as CCE uses commercially reasonable efforts to have such requests honored.

      (c) Notwithstanding anything to the contrary in this Agreement, and as long as CCE requests, and uses commercially reasonable efforts to have such requests honored, that Enron provide the Enron Services, CCE shall not be required to cure any non-performance of CCE Services to the extent caused by the failure of Enron and its Affiliates to provide the Enron Services to CCE and its Affiliates or to the Transfer Group Companies and/or the Northern Border Companies nor shall CCE be liable for the non-performance of any CCE Services including any damages (including any liquidated damages referred to in this Agreement) to the extent caused by the failure of Enron and its Affiliates to provide the Enron Services set forth in Section 1.01(b) hereof to CCE and its Affiliates or to the Transfer Group Companies and/or the Northern Border Companies

      2.03 Liquidated Damages. (a) The Parties hereto agree that the economic injury to the Purchaser caused by unexcused non-performance of the Provider's obligations under this Agreement will be difficult or impossible to precisely calculate. Accordingly, the Parties agree that an amount equal to 100% of the price of the

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

applicable Transition Service calculated for the period of such unexcused non-performance (exclusive of the period before or during any Cure Period), up to a maximum of ninety (90) days with respect to any Transition Service, shall be a reasonable, fair and non-punitive approximation of the economic injury suffered by the Purchaser upon the Provider's unexcused failure to provide such Transition Service in accordance with the terms of this Agreement. The Purchaser shall invoice the non-performing Provider, and the Provider shall pay any applicable liquidated damages pursuant to the terms of Article IV. The remedy described in this Section 2.03 shall be the Purchaser's sole and exclusive remedy with respect to a failure by the Provider to perform the Transition Services in accordance with the terms of this Agreement, and once the Provider has paid any applicable liquidated damages, the Provider and its Affiliates shall be fully released and discharged from any liability or obligation resulting from the non-performance of such Transition Service. No liquidated damages shall be payable upon and following the termination of any Transition Service pursuant to Section 3.02 (a), (b) or (c) of this Agreement.

      (b) Solely for the purposes of computing liquidated damages as provided in Section 2.03(a) of this Agreement where the Parties have not agreed upon a fixed, monthly price for a Transition Service, the Parties agree that the average of the cost of the applicable Transition Service in the three month period, or a lesser period if this Agreement shall not have been in effect for three months, prior to the period of the unexcused non-performance will be deemed to be the monthly price of the applicable Transition Service.

      (c) In the event that CCE is obligated to pay to Enron any liquidated damages pursuant to the TSA or the TSSA arising from ONEOK's failure to perform any of the ONEOK Services, then ONEOK promptly will reimburse CCE for such payment of damages. ONEOK agrees to fully indemnify CCE with respect to any claims Enron may bring against CCE due to ONEOK's non-performance of any of the ONEOK Services.

      (d) CCE shall not be liable for, any damages as a result of Enron or any Enron Affiliate's failure to perform the services contemplated by Section 1.01(b) hereof or the failure of CCE or CCE's Affiliates to perform any services to the extent caused by the failure of Enron and its Affiliates to provide the services set forth in Section 1.01(b) hereof to CCE and its Affiliates or to the Transfer Group Companies and/or the Northern Border Companies to the extent CCE has requested, and used commercially reasonable efforts to have such request honored, that Enron provide Enron Services.

      2.04 Relationship of Parties. It is understood and agreed that in providing the Transition Services and otherwise in connection with this Agreement, the Provider is an independent contractor and is not, and shall not hold itself out as, an agent, employee or legal representative of the Purchaser or Enron, as applicable, or otherwise as having power or authority to bind the Purchaser or Enron, as applicable, in any manner.

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

                                  ARTICLE III.
                                      TERM

      3.01 Term. Subject to Section 11.06, unless earlier terminated as provided in Section 3.02 of this Agreement, this Agreement shall become effective as of the closing date of the ONEOK Purchase Agreement (the "Closing Date") and shall remain in effect for a period of six (6) months thereafter (the "Term"). The Parties may mutually agree in writing to extend the provision of any Transition Service beyond the Term.

      3.02 Termination. A Party may not terminate this Agreement during the Term except under the following circumstances:

      (a) The Parties may terminate any Transition Service or this Agreement by the execution of a written agreement signed by authorized representatives of both Parties, in which event the termination shall be effective on the date specified in such agreement.

      (b) The Provider shall be permitted to terminate any Transition Service in the event the Purchaser fails to pay the Provider's invoice for such Transition Service within sixty (60) days of the invoice date, in which event the termination shall be effective on the date on which the Purchaser receives notice from the Provider of such termination.

      (c) Termination of any Transition Service shall be effective on the date on which the Provider receives notice of termination pursuant to Section 2.02 hereof.

      (d) Except as otherwise may be provided in this Agreement, Purchaser shall be permitted to terminate any CCE Service or ONEOK Service upon sixty (60) days' prior written notice to Provider, in which event the termination shall be effective on the date that is sixty (60) days after Provider receives such notice.

                                  ARTICLE IV.
                              BILLING AND PAYMENT

      4.01 Exclusive Arrangement. It is the express intent of CCE and ONEOK that this Agreement shall provide the exclusive means for CCE and ONEOK to provide Transition Services to one another after the date hereof, and that there shall be no cost recovery for Transition Services separate from or in addition to the monthly fees set forth in and billed pursuant to this Agreement.

      4.02 Effect of Discontinuance of Purchase of any Transition Service. If the purchase of a Transition Service is terminated pursuant to Section 3.02 hereof, the Provider shall, upon termination of that Transition Service, discontinue billing the Purchaser for any fees for such Transition Service; provided, however, that, subject to Section 2.02 hereof, the Purchaser will be obligated to pay for Transition Services received up to and through the date of termination of such Transition Services, on a pro rata basis. Subject to Section
2.02 hereof, Purchaser shall be obligated to pay for the provision of a Transition Service unless this Agreement or such Transition Service has been terminated pursuant to Section 3.02 hereof.

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      4.03 Invoices. Charges for Transition Services to be performed by the Parties under this Agreement shall be invoiced to the Purchaser by the Provider monthly on or before the twenty-third (23rd) Business Day following the calendar month in which the Transition Services were provided. Invoices shall contain sufficient detail to permit the Purchaser to determine the basis for the charges, the specific services and the applicable affiliate(s) of the Purchaser to which the billed amounts relate. The Purchaser shall pay such invoice by wire transfer or other means of immediate payment, on or before the tenth (10th) Business Day after receipt of each invoice without setoff or deduction of any kind, except as provided in Section 2.02 or 4.04 herein. Any payment by the Purchaser made more than thirty (30) days after the Purchaser is invoiced shall incur a late fee of ten percent (10%) per annum, calculated from and after the expiration of such thirty (30) day period until the date of payment.

      4.04 Disputed Amounts. In the event that a good-faith dispute arises as to the amount of any statement or invoice or any portions thereof submitted by one Party to the other pursuant to this Article IV, the Party invoiced may withhold all disputed amounts on such invoice or statement but shall pay all charges on such invoice or statement that are not disputed. A Party disputing any amount on an invoice or statement shall promptly notify the Party issuing the invoice or statement in writing of such disputed amounts and the reasons each such charge is disputed by the Party invoiced. The Party who submitted the invoice or statement shall provide the Party disputing the invoice or statement sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the determination is that the Party invoiced should have paid the disputed amount, the Party invoiced shall pay the disputed amount to the other Party, with interest on the disputed amount at a rate of ten percent (10%) per annum, calculated from and after the thirtieth
(30th) day following the date of such invoice until the date of payment.

      4.05 Billing and Payment. Notwithstanding anything to the contrary set forth herein, CCE will have no obligation to pay, or any other liabilities with respect to, any invoices that Enron fails to pay for ONEOK Services. Regardless of whether Enron invoices CCE for Enron Services received by ONEOK, ONEOK will be fully responsible for such invoices, and will indemnify CCE for any claims arising out of ONEOK's failure to satisfy its payment obligations. To the extent that ONEOK pays CCE for Enron Services, then CCE will indemnify ONEOK for any claims arising out of CCE's failure to remit such payment to Enron.

                                   ARTICLE V.
                        ASSET OWNERSHIP AND USAGE RIGHTS

      5.01 Other Property. To the extent CrossCountry obtains from Enron pursuant to the TSA, any rights, title or interests with respect thereto, CCE shall cause to be conveyed, to ONEOK or its designees at no cost, (a) all of CrossCountry's right to use (i) all telephone numbers or (ii) circuits used by the Transfer Group Companies and/or the Northern Border Companies as of the date of the TSA, and not by CrossCountry, for their respective business operations, except for those numbers or circuits that are not necessary for the Transfer Group Companies' and/or the Northern Border Companies' business

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

operations, and (b) all right, title, and interest obtained by CrossCountry from Enron pursuant to the TSA to all domain names, trademarks, service marks and trade names, used by one or more of the Transfer Group Companies and/or the Northern Border Companies as of the date of the TSA, and not CrossCountry, for their respective business operations. Notwithstanding the foregoing, CCE may unplug, dispose of, or otherwise terminate any of such telephone numbers or circuits in the ordinary course of business. The property to be conveyed to ONEOK or its designees pursuant to this Section 5.01 and the terms and conditions for such conveyance shall be set forth on Schedule 5.01.

      5.02 Timetable. The transactions contemplated by this Article V shall be consummated no later than the end of the Term to the extent required by Section 5.01.

      5.03 Use of Name. As of the date of this Agreement, none of the Transfer Group Companies or the Northern Border Companies shall have any right, title or interest in the name "Enron" or "CrossCountry" (or any variations thereof) or any trademarks, trade names, logo or symbols related thereto. As soon as reasonably practicable following the date hereof (and in any event no later than March 31, 2005), ONEOK shall cause the Transfer Group Companies to, and shall use commercially reasonable efforts to cause the Northern Border Companies and their respective subsidiaries to, amend the organizational documents of each such entity to the extent necessary to remove the "Enron" and "CrossCountry" names (and any variations thereof) from their names and to remove, at the sole expense of ONEOK, all trademarks, trade names, logos and symbols related to the name "Enron" or "CrossCountry" from any properties and assets (including all signs) that are visible to, or obtainable by, members of the public.

                                  ARTICLE VI.
                     LIMITATION OF LIABILITY AND INDEMNITIES

      6.01 Provider's Limitation of Liability. Except as set forth in Sections 2.02, 2.03, and 6.02 each Purchaser of Transition Services agrees that the Provider of such services shall not be liable for, and the Purchaser hereby releases the Provider and its Affiliates, and each officer, director, employee, agent, representative, permitted successor and assign of the Provider and/or any of its Affiliates (the "Provider Parties") from any loss, liability, cost, expense, penalty, damage, claim or cause of action (the "Liabilities") arising from any act or omission of the Provider in connection with the Transition Services. Except with respect to the indemnity for third-party claims in Section 6.02, in no event shall any Party (or its Affiliates) be liable to any other Party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages or expenses (including, without limit, lost data, profits, revenues, income or savings, cost of capital or loss of business reputation or opportunity) arising from this Agreement or any breach thereof or breach of warranty or error in the performance of the Transition Services regardless of the fault or negligence (whether sole, joint or concurrent, active or passive) of a Party or its Affiliates even if the other Party has been advised of the possibility of the occurrence of such damages. EACH RECIPIENT OF TRANSITION SERVICES HEREUNDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE LEVEL OF COMPENSATION THE PROVIDER HAS AGREED TO ACCEPT IS

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

      6.02  Purchaser's Indemnification.

      (a) Subject to the limitations set forth in Article X of the ONEOK Purchase Agreement and Section 11.06 of this Agreement, the Purchaser, at its expense, agrees to defend, protect, release, indemnify, and hold harmless the Provider Parties from and against any and all claims, demands, damages, losses, liabilities, suits and causes of action of every kind (collectively "Claims") brought by any Person, other than any Party hereto or its respective Affiliates, for economic losses, damage to property (tangible or intangible), or injuries or death of persons, and all reasonable costs and expenses (including the reasonable costs of investigation and reasonable and necessary attorneys' fees and all reasonable expenses of litigation and court costs), liabilities, awards, and judgments incurred by any of the Provider Parties in connection therewith arising out of, or resulting from, the Transition Services provided under this Agreement.

      (b) The Provider or one of its Affiliates shall give the Purchaser reasonably prompt notice of any Claim of which it learns. The Purchaser's obligation of indemnification shall survive even if the Provider or its Affiliate does not provide the Purchaser with reasonably prompt notice of any such Claim of which it learns, so long as such failure does not materially prejudice the Purchaser.

      (c) Notwithstanding anything in this Agreement to the contrary, ONEOK, at its expense, agrees to defend, protect, release, indemnify, and hold harmless CCE and its Affiliates from and against any and all Claims brought by Enron or its Affiliates arising out of either the provision of Transition Services by ONEOK to Enron or ONEOK's receipt of Transition Services from Enron, and all reasonable costs and expenses (including the reasonable costs of investigation and reasonable and necessary attorneys' fees and all reasonable expenses of litigation and court costs), liabilities, awards, and judgments incurred by CCE in connection therewith.

      (d) Notwithstanding anything in this Agreement to the contrary, CCE, at its expense, agrees to defend, protect, release, indemnify, and hold harmless ONEOK and its Affiliates from and against any and all Claims brought by Enron or its Affiliates arising out of either the provision of Transition Services by CCE to Enron or CCE's receipt of Transition Services from Enron, and all reasonable costs and expenses (including the reasonable costs of investigation and reasonable and necessary attorneys' fees and all reasonable expenses of litigation and court costs), liabilities, awards, and judgments incurred by ONEOK in connection therewith.

      6.03 Defense of Claims. Subject to the limitations set forth in Article X of the ONEOK Purchase Agreement and Section11.06 of this Agreement, it is understood and agreed by the Purchaser that in the event any of the Provider Parties is made a defendant in any suit, action or proceeding for which it is indemnified pursuant to this Agreement, and the Purchaser fails or refuses to assume the defense thereof, after having been notified by the Provider Party to do so, that said Provider Party may compromise and

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

settle or defend any such Claim, and the Purchaser shall be bound and obligated to reimburse said Provider Party for the amount expended by the Provider Party in settling and compromising any such Claim, or for the amount expended by the Provider Party in paying any judgment rendered therein, together with all reasonable attorneys' fees incurred by the Provider Parties for defense or settlement of such Claim. Any judgment rendered against the Provider Parties or amount expended by the Provider Party in compromising or settling such Claim shall be conclusive as determining the amount for which the Purchaser is liable to reimburse the Provider Party hereunder.

                                  ARTICLE VII.
                                   INSURANCE

      7.01  Insurance Policies. The following insurance procedures shall apply:

      (a) Each of CCE and ONEOK agree to procure and maintain insurance coverage with reputable insurers for the Term of this Agreement for the Transition Services provided to the other hereunder. All insurance policies procured and maintained by either of ONEOK or CCE must be written with insurance companies authorized to do business in the state where the work will be performed, and under forms of policies reasonably satisfactory to the other, in the kinds and amounts set forth in Exhibit A hereto.

      (b) It is understood and agreed that the insurance requirements set forth in this Section 7.01 and Exhibit A hereto shall in no way limit ONEOK's or CCE's liability or responsibility under this Agreement or be construed to be the only types and amounts of insurance ONEOK or CCE should maintain to adequately cover themselves from the hazards of their respective occupations.

      (c) All policies of insurance referred to herein must be primary to any other insurance policies carried by CCE or ONEOK with respect to the Transition Services provided by ONEOK or CCE respectively. All policies of insurance referred to herein, held by ONEOK or CCE, as applicable, with the exception of Workers' Compensation and Employer's Liability, shall name CCE and ONEOK, as applicable, as additional insureds, only to the extent of the other Party's indemnity obligations contained herein, covering completed operations, as respects the services performed and materials provided, and shall contain a "Cross-Liability" and "Severability of Interest" provision. Further, each of ONEOK and CCE shall use its best efforts to have all of the above insurance policies provide for thirty (30) days' written notice by certified mail (return receipt requested) to the other in the event of cancellation or a material change.

      (d) Except where prohibited by law, all policies of insurance pertaining to this Agreement which are procured, held or maintained by either of ONEOK or CCE, whether required by this Agreement or not, shall be endorsed to provide that the underwriters or insurers waive any and all rights of subrogation against the Seller Indemnified Parties (as defined in the ONEOK Purchase Agreement), or the Purchaser Indemnified Parties (as defined in the ONEOK Purchase Agreement), as applicable.

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      (e) Upon request of either one of CCE or ONEOK to the other, CCE or ONEOK, as applicable, shall provide the other with copies of certificates of insurance for itself signed by an authorized representative evidencing the coverages, limits, endorsements and extensions required herein and CCE or ONEOK, as applicable, shall provide the other a copy of its master services agreement listing the insurance requirements for its subcontractors. Each of ONEOK and CCE shall duly file all claims with respect to insurance carried and maintained by it under this Section and shall take all necessary and proper steps to collect any proceeds. CCE and ONEOK, as applicable, shall promptly notify the other of any such loss, damage or claim. Each of CCE or ONEOK, as applicable, shall give prompt notification to the other of each incident or accident that could reasonably be expected to result in a loss in excess of $250,000 related to services under this Agreement.

      7.02 No Benefit or Release of Insurer. Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policy. ONEOK and CCE confirm that this Article 7 is not intended to alter in any manner the rights and obligations of any insurer or contract claims service company thereunder. Nothing herein shall be construed as creating or permitting any insurer or contract claims service company the right of subrogation against any of ONEOK or CCE or any of their respective Affiliates in respect of payments made by one to the other under any Insurance Policy.

                                 ARTICLE VIII.
                                CONFIDENTIALITY

      8.01 Confidentiality. The obligations of CCE and ONEOK and their agents, contractors and employees with respect to confidentiality shall be governed by
Section 6.5 of the ONEOK Purchase Agreement.

                                   ARTICLE IX.
                                  FORCE MAJEURE

      9.01 Force Majeure. Subject to the standards set forth in Article II, if, by reason of force majeure, a Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if the non-performing Party declaring force majeure gives notice and reasonable particulars of such force majeure to the Party to whom the performance is due within a reasonable time after the occurrence of the cause relied on, upon giving such notice, so far as and to the extent that it is affected by such force majeure, the non-performing Party declaring force majeure shall not be liable solely on account of such inability to perform during the continuance of any inability so caused; provided, however, the non-performing Party shall use commercially reasonable efforts to recommence performance of the affected services; provided, further, however, that an event of force majeure shall not excuse payment for Transition Services provided hereunder.

      9.02 Definition of Force Majeure. The term "force majeure" as employed in this Agreement shall mean acts of God; strikes, lockouts or industrial disputes or

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

disturbances; civil disturbances; arrests and restraints from rulers of people; interruptions by government, administrative agency or court orders, other than as a result of a failure to comply with Laws; present and future valid orders, decisions or rulings of any governmental or administrative entity having proper jurisdiction; acts of a public enemy; wars; riots; blockades; insurrections; inability to secure materials by reason of allocations promulgated by authorized governmental agencies; epidemics; landslides; lightning; earthquakes; fire; storm; floods; washouts; whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming force majeure and not caused, in whole or in part, by the acts or omissions of the Party so affected by force majeure.

                                   ARTICLE X.
                               NOTICES AND REPORTS

      10.01 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the fourth day after mailing if mailed by certified mail, return receipt requested, or (iii) the day of transmission, if sent by facsimile or telecopy during regular business hours, or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the Parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a Party may have specified by notice given to the other Party pursuant to this provision):

            If to CCE:

                  CCE Holdings, LLC
                  c/o Southern Union Company
                  One PEI Center, Second Floor
                  Wilkes-Barre, PA 18711
                  Attention: Thomas F. Karam, President and COO
                  Facsimile: (570) 829-8900

                  And to:

                  General Electric Capital Corporation
                  120 Long Ridge Road
                  Stamford, CT 06927
                  Attention: Manager of Operations
                  Facsimile: (203) 961-5818

                  With a copy to:

                  Fleischman and Walsh, LLP
                  1919 Pennsylvania Avenue, N.W., Suite 600
                  Washington, DC 20006
                  Attention: Sean P. McGuinness
                  Facsimile: (202) 265-5706

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

                  And to:

                  Paul, Hastings, Janofsky & Walker LLP
                  1055 Washington Boulevard
                  Stamford, CT 06901
                  Attention  Jonathan Birenbaum
                  Facsimile: (203) 359-3031

            If to ONEOK:

                  ONEOK, Inc.
                  100 West Fifth Street
                  Tulsa, OK 74103

                  Attention: David Kyle, Chairman, President and Chief Executive
                             Officer

                  Facsimile: (918) 588-7961

                  With a copy to:

                  Gable & Gotwals
                  100 West Fifth Street, Suite 1100
                  Tulsa, OK 74103
                  Attention: John R. Barker
                  Facsimile: (918) 595-4990

                                  ARTICLE XI.
                                 MISCELLANEOUS

      11.01 Applicable Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

      11.02 Waiver. The performance of or compliance with a Party's obligation hereunder may be waived, but only in writing signed by an authorized representative of the other Party. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

      11.03 Modification. This Agreement may not be modified, varied or amended except by an instrument in writing signed by the Parties.

      11.04 Headings. The headings to each of the various Articles and Sections in this Agreement are included for convenience and reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.

      11.05 Third Parties. Except as provided in Article VI hereof, this Agreement is not intended to confer upon any Person not a Party hereto any rights or remedies hereunder, and no Person other than the Parties hereto is entitled to rely on or enforce any representation, warranty or covenant contained herein.

      11.06 Survival; Limitations Period. Notwithstanding any other provisions in this Agreement, all indemnity, limitation of liability, and payment obligations (including Sections 2.02, 2.03, 4.03 and 4.04) set forth in this Agreement and the provisions set forth in Articles VI, VIII, X, XI and XII shall survive the termination of this Agreement or the expiration of the Term, in whole or in part. NO PARTY MAY ASSERT ANY CAUSE OF ACTION AGAINST ANY OTHER PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT MORE THAN SIX (6) MONTHS AFTER THE EXPIRATION OF THE TERM.

      11.07 Binding Effect; Assignment.

      (a) Subject to paragraph (b) below, no Party hereto may assign this Agreement, in whole or in part, except with the prior written approval of each other Party, which approval shall not be unreasonably withheld; provided, however, that a Party may assign this Agreement to any successor in interest of such Party, including the Purchaser of all or substantially all of the assets of such Party provided, however, that such assignment shall not release the liability of the assignor under this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

      (b) The Provider may assign the performance by it of any Transition Service to an Affiliate or subsidiary or any successor in interest to such Affiliate or subsidiary. In addition, the Provider may subcontract or outsource the performance of any Transition Service to a third party if necessary to cure any non-performance pursuant to Section 2.02 hereof.

      11.08 Entire Agreement. This Agreement, including any exhibits, attachments and schedules hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof, and same supersedes any prior understandings or written or oral agreements relative to said matter.

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      11.09 Submission to Jurisdiction; Consent to Service of Process.

      (a) Any and all Actions to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected hereby, shall be filed and maintained exclusively in the United States District Court for the Southern District of Texas sitting in Harris County or the Civil Trial Division of the District Court of the State of Texas sitting in Harris County and any appellate court from any thereof, and the Parties hereto consent to and submit to the jurisdiction and venue of such courts and shall receive notices at such locations as indicated in Section 10.01; provided, however, unless the Enron Bankruptcy Cases have closed, any and all Actions to decide any claims or disputes which may arise or result from, or be connected hereby, and involving Enron shall be filed and maintained exclusively in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 10.01.

      (b) The Parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue or any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum of the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (c) Each of the Parties hereto consents to process being served by any Party to this Agreement in any suit, Action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.01.

      11.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      11.11 No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

      11.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

      11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      11.14 Audit Rights. (a) CCE shall cause its Subsidiaries (other than Citrus Corp., Citrus Energy Services, Inc., Citrus Trading Corp., Florida Gas Transmission Company and each of their respective subsidiaries) to permit ONEOK and any Transfer Group Company, and any Northern Border Company (in each case, only to the extent such entity is subject to Section 404 of the Sarbanes-Oxley Act of 2002 (as may be amended from time to time, the "Sarbanes-Oxley Act")) and authorized agents and representatives, including the internal and external auditors, of any such entity, reasonable access (during normal business hours, upon reasonable advance notice and in accordance with CCE's or its Affiliates' policies and procedures, as may be amended from time to time in CCE's sole discretion) to the internal control structures and procedures of CCE and its Subsidiaries utilized in connection with the CCE Services provided pursuant to this Agreement solely for the purpose of such entity complying with Section 404 of the Sarbanes-Oxley Act. Notwithstanding the foregoing, neither CCE nor any of its Affiliates are making any representation whatsoever as to (i) the adequacy of the internal control structures and procedures or the systems related thereto of CCE or any of its Affiliates or any other entity, or (ii) compliance with any requirement of the Sarbanes-Oxley Act (or the rules or regulations related thereto) to which CCE, ONEOK, and any Transfer Group Company, or any of their Affiliates or any other entity is or may be subject to, and no such requirement (or obligation to comply therewith) shall relieve ONEOK of any of its obligations under this Agreement. CCE agrees to cooperate in good faith with ONEOK to resolve any issues relating to the adequacy of the internal control structures and procedures of CCE or any of its Affiliates; provided, that CCE and its Affiliates shall have no obligation to modify existing internal control structures and procedures or create additional internal control structures and procedures, except as CCE may determine in its sole discretion or as may be required by law applicable to CCE without regard to the provision of CCE Services; and, provided, further, that any modifications or additions to the internal control structures and procedures of CCE and its Affiliates made at the request of ONEOK shall be at the sole cost and expense of ONEOK and subject to
Section 1.04. ONEOK acknowledges and agrees that neither CCE nor any Affiliate of CCE shall in any way be liable for any Claim arising from or relating to, directly or indirectly, the access provided to ONEOK or any Transfer Group Company pursuant to this Section 11.14(a) or the subject matter set forth in clauses (i) and (ii) of the second sentence of this Section 11.14(a), and ONEOK shall fully indemnify the Seller Indemnified Parties for any Losses incurred by any Seller Indemnified Party in connection therewith.

NORTHERN BORDER TRANSITION SERVICES AGREEMENT

      (b) CCE will request, and use commercially reasonable efforts to have such request honored, that Enron and its Affiliates permit any Transfer Group Company, and any Northern Border Company (in each case, only to the extent such entity is subject to Section 404 of the Sarbanes-Oxley Act of 2002 (as may be amended from time to time, the "Sarbanes-Oxley Act")) and authorized agents and representatives, including the internal and external auditors, of any such entity, reasonable access (during normal business hours, upon reasonable advance notice and in accordance with Enron's policies and procedures, as may be amended from time to time in Enron's sole discretion) to the internal control structures and procedures of Enron and its Affiliates utilized in connection with the Enron Services provided pursuant to this Agreement solely for the purpose of such entity complying with Section 404 of the Sarbanes-Oxley Act. Notwithstanding the foregoing, ONEOK acknowledges that in the performance of the Enron Services, none of Enron or any of its Affiliates or CCE or any of its Affiliates are making any representation whatsoever as to (i) the adequacy of the internal control structures and procedures or the systems related thereto of Enron or any of its Affiliates or any other entity, or (ii) compliance with any requirement of the Sarbanes-Oxley Act (or the rules or regulations related thereto) to which Enron, CCE, ONEOK and any Transfer Group Company or any of their Affiliates or any other entity is or may be subject to, and no such requirement (or obligation to comply therewith) shall relieve ONEOK of any of its obligations under this Agreement. CCE shall request, and use commercially reasonable efforts to have such request honored that Enron cooperate in good faith with ONEOK and the Transfer Group Companies to resolve any issues relating to the adequacy of the internal control structures and procedures of Enron or any of its Affiliates; provided, that Enron and its Affiliates shall have no obligation to modify existing internal control structures and procedures or create additional internal control structures and procedures, except as Enron may determine in its sole discretion or as may be required by law applicable to Enron without regard to the provision of Enron Services; and, provided, further, that any modifications or additions to the internal control structures and procedures of Enron and its Affiliates made at the request of ONEOK or the Transfer Group Companies shall be at the sole cost and expense of ONEOK and shall be governed by the terms and conditions of a project work description to be agreed upon by Enron and CCE. ONEOK acknowledges and agrees that none of Enron or any of its Affiliates or CCE or any its Affiliates shall in any way be liable for any Claim arising from or relating to, directly or indirectly, the access provided to ONEOK or any Transfer Group Company pursuant to this Section 11.14(b) or the subject matter set forth in clauses (i) and (ii) of the second sentence of this
Section 11.14(b), and ONEOK shall fully indemnify the Seller Indemnified Parties for any Losses incurred by any Seller Indemnified Party in connection therewith.

                                  ARTICLE XII.
                           INTERPRETATION; DEFINITIONS

      12.01 Construction and Interpretation. All references herein to agreements and other contractual instruments shall be deemed to include all exhibits, attachments and appendices attached thereto and all amendments and other modifications to such agreements and instruments. Words used herein in the singular, where the context so permits, shall also apply to words when used in the plural and visa versa. The term

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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

"including" when used in the Agreement will be by way of example and not considered in any way to be a limitation, and means "including, without limitation".

      12.02 Definitions. Capitalized terms used in this Agreement and the attached Exhibits, which are hereby incorporated into and made a part of this Agreement, but not defined herein or in such Exhibits have the respective meanings given to them in the ONEOK Purchase Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized, all as of the date first above written.

                                            CCE Holdings, LLC

                                            By: /s/ Richard N. Marshall
                                                --------------------------------
                                            Name: Richard N. Marshall
                                            Title: Vice President and Treasurer

                                       23
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NORTHERN BORDER TRANSITION SERVICES AGREEMENT

                                         ONEOK, INC.

                                         By:    /s/ David L. Kyle
                                                ----------------------------
                                         Name:  David L. Kyle
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer

                                       24